Exhibit 21
Subsidiaries of the Registrant

Organized under the laws of
1328556 Ontario Inc.	Ontario, Canada
AC Technologies, Inc.	State of Delaware
Alteon WebSystems AB	Sweden
Alteon WebSystems International Limited	Bermuda
Alteon WebSystems International, Inc.	State of Delaware
Alteon WebSystems, Inc.	State of Delaware
Architel Systems (U.S.) Corporation	State of Delaware
Architel Systems (UK) Limited	United Kingdom
Architel Systems Corporation	Canada
Bay Networks do Brasil Ltda.	Brazil
Bay Networks Redes de Dados para Sistemas Informaticos, Lda.	Portugal
BNR Europe Limited	United Kingdom
Brightspeed SAS	France
Capital Telecommunications Funding Corporation	Canada
Clarify K.K.	Japan
Clarify Limited	United Kingdom
CoreTek, Inc.	State of Delaware
CTFC Canada Inc.	Canada
Frisken Investments Pty. Ltd.	New South Wales, Australia
Integrated Networks Limited	United Kingdom
Guangdong-Nortel Telecommunications Equipment Company Ltd.	People’s Republic of China
LG-Nortel Co. Ltd.	Korea
Matra Communications Business Systeme GmbH Germany	Germany
Matra Communication Cellular Terminals GmbH	Germany
Nortel Australia Communication Systems Pty. Limited	New South Wales, Australia
Nortel Communications Holdings (1997) Limited	Israel
Nortel Communications Inc.	Ontario
Nortel de Mexico, S. de R.L. de C.V.	Mexico
Nortel Government Solutions Incorporated	State of Delaware
Nortel Limited	United Kingdom
Nortel Networks (Asia) Limited	Hong Kong
Nortel Networks (Austria) GmbH	Austria
Nortel Networks (Bulgaria) EOOD	Bulgaria
Nortel Networks (CALA) Inc.	State of Florida
Nortel Networks (China) Limited	People’s Republic of China
Nortel Networks (India) Private Limited	New Delhi, India
Nortel Networks (Ireland) Limited	Ireland
Nortel Networks (Northern Ireland) Limited	Northern Ireland
Nortel Networks (Photonics) Pty Ltd	New South Wales, Australia
Nortel Networks (Shannon) Limited	Ireland
Nortel Networks (Thailand) Ltd.	Thailand
Nortel Networks AB	Sweden
Nortel Networks AG	Switzerland
Nortel Networks Applications Management Solutions Inc.	State of Delaware
Nortel Networks AS	Norway
Nortel Networks Australia Pty Limited	Australia
Nortel Networks BV	The Netherlands
Nortel Networks Cable Solutions Inc.	State of Delaware
Nortel Networks Capital Corporation	State of Delaware
Nortel Networks Chile S.A.	Chile
Nortel Networks Communications Engineering Ltd.	People’s Republic of China
Nortel Networks Communications (Israel) Limited	Israel
Nortel Networks de Argentina S.A.	Argentina
Nortel Networks de Bolivia S.A.	Republic of Bolivia
Nortel Networks de Colombia S.A.	Colombia

Organized under the laws of
Nortel Networks de Guatemala Ltda.	Guatemala
Nortel Networks de Mexico S.A. de C.V.	Mexico
Nortel Networks de Panama S.A.	Republic of Panama
Nortel Networks de Venezuela C.A.	Venezuela
Nortel Networks del Ecuador S.A.	Republic of Ecuador
Nortel Networks del Paraguay S.A.	Paraguay
Nortel Networks del Uruguay S.A.	Uruguay
Nortel Networks Eastern Mediterranean Ltd.	Israel
Nortel Networks Electronics Corporation	Canada
Nortel Networks Employee Benefit Trustee Company Limited	United Kingdom
Nortel Networks Engineering Service Kft.	Hungary
Nortel Networks Europe Sales Limited	Ireland
Nortel Networks Financial Services Limited Liability Company	Hungary
Nortel Networks France SAS	France
Nortel Networks Global Corporation	Canada
Nortel GmbH	Germany
Nortel Networks Hispania, S.A.	Spain
Nortel Networks HPOCS (Denmark) Holding AS	Denmark (Copenhagen)
Nortel Networks HPOCS (Denmark) ApS	Denmark (Copenhagen)
Nortel Networks HPOCS Inc.	State of Delaware
Nortel Networks Inc.	State of Delaware
Nortel Networks India International Inc.	State of Delaware
Nortel Networks India Technology Private Limited	India
Nortel Networks International Corporation	Canada
Nortel Networks International Finance & Holding B.V.	The Netherlands
Nortel Networks International Inc.	State of Delaware
Nortel Networks Israel (Sales and Marketing) Limited	Israel
Nortel Networks Japan	Japan
Nortel Networks Korea Limited	Korea
Nortel Networks Limited	Canada
Nortel Networks Malaysia Sdn. Bhd.	Malaysia
Nortel Networks Malta Limited	Malta
Nortel Networks Mauritius Ltd.	Mauritius
Nortel Networks NV	Belgium
Nortel Networks Netas Telekomunikasyon A.S.	Turkey
Nortel Networks New Zealand Limited	New Zealand
Nortel Networks Northern Telecom Services de Argentina S.A.	Argentina
Nortel Networks O.O.O.	Russia
Nortel Networks Optical Components Inc.	State of Delaware
Nortel Networks Optical Components Limited	United Kingdom
Nortel Networks Optical Components (Switzerland) GmbH	Switzerland
Nortel Networks OY	Finland
Nortel Networks Peru S.A.C.	Peru
Nortel Networks Polska Sp. z o.o.	Poland
Nortel Networks Portugal, S.A.	Portugal
Nortel Networks Properties Limited	United Kingdom
Nortel Networks Romania Srl	Romania
Nortel Networks S.A.	France
Nortel Networks SA	Luxembourg
Nortel Networks S.p.A.	Italy
Nortel Networks S.R.O.	Czech Republic
Nortel Networks Singapore Pte Ltd.	Singapore
Nortel Networks Slovensko, s.r.o.	Slovak Republic
Nortel Networks South Africa (Proprietary) Limited	South Africa
Nortel Networks Southeast Asia Pte Ltd	Singapore
Nortel Networks Technology (Thailand) Ltd.	Thailand

Organized under the laws of
Nortel Networks Technology Corporation	Province of Nova Scotia
Nortel Networks Technology Ltd.	Cayman Islands
Nortel Networks Telecommunications Equipment (Shanghai) Co., Ltd.	People’s Republic of China
Nortel Networks Telecomunicacoes do Brasil Industria e Comercio Ltda.	State of Sao Paolo, Brazil
Nortel Networks Telecomunicacoes Industria e Comercio Ltda.	Brazil
Nortel Networks UK Limited	United Kingdom
Nortel Technology Excellence Centre Private Limited	India
Nortel Trinidad and Tobago Limited	Trinidad and Tobago
Nortel Ukraine Ltd.	Ukraine
Nortel Ventures LLC	State of Delaware
Nortel Vietnam Limited	Vietnam
Northern Telecom Canada Limited	Canada
Northern Telecom France SA	France
Northern Telecom International Inc.	State of Delaware
Northern Telecom Maroc SA	Morocco
Northern Telecom PCN Limited	United Kingdom
Nor.Web DPL Limited	United Kingdom
Penril Datacomm Limited	United Kingdom
Periphonics Limited	United Kingdom
Promatory Communications (UK) Limited	United Kingdom
PT Nortel Networks Indonesia	Indonesia
Qtera Corporation	State of Delaware
R. Betts Investments Pty. Ltd.	New South Wales, Australia
Regional Telecommunications Funding Corporation	Canada
Shenyang Nortel Telecommunications Co., Ltd.	People’s Republic of China
Sonoma Limited	United Kingdom
Sonoma Systems	State of California
Sonoma Systems Europe Limited	United Kingdom
Star 21 Networks GmbH	Germany
Telephone Switching International Limited	United Kingdom
The Nortel Foundation	State of Virginia
TSFC Canada Inc.	Canada
X-CEL Communications Limited	United Kingdom
Xros, Inc.	State of Delaware